Exhibit 10.53

ANNUAL INCENTIVE PLAN FY10
OBJECTIVE
To create an annual short-term incentive plan that encourages and rewards the attainment of established corporate and division goals. The plan is based the following metrics: Adjusted Earnings Per Share (“Adjusted EPS”), Consolidated Adjusted EBITDA, Adjusted EBITDA (Division) and Return on Working Capital (Division). Each metric is weighted as a percent of total incentive opportunity.
PLAN SUMMARY
Annual Incentive Plan payouts will be determined and distributed after year-end financials are audited and such payouts are approved by Exide’s Board of Directors or any committee thereof where applicable. Adjusted Net Income acts as a plan trigger; no plan payouts will be made unless Exide achieves 50% or better of the Consolidated Adjusted Net Income approved by the Board of Directors. Corporate and division metrics have the following performance levels: Threshold is defined as (80%) of target performance metric and results in a payout of 50% of your personal target; Target is defined as (100%) of the target performance metrics and result in a payout at your personal target; and Maximum is defined as (120%) of target performance level that results in a payout at 200% of your personal target. Threshold is defined as the level below which no award would be earned and maximum is defined as the level at which point the award becomes capped.
TARGET
The TARGET, the performance level at which a target level incentive is paid, for each Division and Corporate is set pursuant to the FY10 Operating Plan.
WEIGHTING
The FY10 Exide Annual Incentive Plan will include global consolidated Exide metrics and Division metrics. Shown below is the weighting of the metrics.

Metrics	Corporate	Division[1]
Exide Adjusted EPS	70%	15%
Exide Consolidated Adjusted EBITDA	30%	10%
Adjusted EBITDA (By Division)	N/A	50%
Return on Working Capital (By Division)	N/A	25%

[1]	Exide Adjusted EPS and Exide Consolidated Adjusted EBITDA account for 25% of the Division total incentive opportunity; Division Adjusted EBITDA and Division Return on Working Capital account for 75% of the Division total incentive opportunity.

ANNUAL INCENTIVE PLAN FY10
EXAMPLE—DIVISION EMPLOYEE
(Assume Adjusted Net Income Trigger of 50% or better of Consolidated Adjusted Net Income is met)

Base Salary	$50,000
Incentive Target	5%
Target Payout	$2,500

Plan
Threshold 80%	$1,250 (50% Payout)
Target 100%	$2,500 (100% Payout)
Maximum 120%	$$5,000 (200% Payout)

		Actual
Metric	Weight	Performance	Payout
EBITDA	50%	105%	50% X 2,500 = $1,250 X 125%=	$1,562.50
Return on Working Capital	25%	90%	25% X 2,500 = $625 X 75% =	$468.75
Consolidated Adjusted EBITDA	10%	100%	10% X 2,500 = $250 X 100% =	$250.00
Corporate Adjusted EPS	15%	100%	15% X 2,500 = $375 X 100% =	$375.00

			TOTAL PAYOUT:	$2,656.25

EXAMPLE—CORPORATE EMPLOYEE
(Assume Adjusted Net Income Trigger of 50% or better of Consolidated Adjusted Net Income is met)

Base Salary	$50,000
Incentive Target	5%
Target Payout	$2,500

Plan
Threshold 80%	$1,250 (50% Payout)
Target 100%	$2,500 (100% Payout)
Maximum 120%	$5,000 (200% Payout)

		Actual
Metric	Weight	Performance	Payout
Consolidated Adjusted EBITDA	30%	100%	30% X 2,500 = $750 X 100% =	$750.00
Corporate Adjusted EPS	70%	100%	70% X 2,500 = $1,750 X 100% =	$1,750.00

			TOTAL PAYOUT:	$2,500.00

ANNUAL INCENTIVE PLAN FY10
DEFINITIONS
Adjusted EBITDA
•	Earnings before Interest, Taxes, Depreciation, Amortization and Restructuring charges.

•	Further adjusts reported earnings for the effect of:
•	Non-cash currency remeasurement gains or losses;

•	The non-cash gain or loss from revaluation of the Company’s warrants liability;

•	Impairment charges;

•	Gains or losses on asset sales;

•	Non-cash stock compensation expense; and

•	Minority interest.
Adjusted Net Income
•	Net Income plus or minus
•	After tax reorganization expenses relating to ongoing claims administration and settlement;

•	Non-cash gain or loss from revaluation of the Company’s warrants liability (no tax effect as such is not subject to U.S. Income Taxes);

•	After tax restructuring charges;

•	Non-cash, after tax currency remeasurement gains or losses which relates principally to historic intercompany debt; and

•	The impact of one-time tax items, including the impact of non-cash valuation allowances.
Adjusted EPS
•	Adjusted net income divided by weighted average shares outstanding.

Working Capital
•	(Accounts Receivable + Inventory) - (Accounts Payable + Accrued Expense)

Return on Working Capital
•	Adjusted EBITDA / Working Capital

ANNUAL INCENTIVE PLAN FY10
TRANSFERS
The methodology to be used when calculating the year-end incentive payouts for the Exide Annual Incentive Plan participants who transfer between divisions or to / from the Corporate group during the fiscal year will be as follows:
A.	Transfer During the First Quarter of the Fiscal Year
1.	Incentive payouts for Annual Incentive Plan participants who transfer between divisions or to / from the Corporate group during the first quarter of the fiscal year will be calculated as if the participants had worked the full year in the division / group to which they transferred. There will be no prorated calculation.
B.	Transfer After the First Quarter of the Fiscal Year
1.	Annual Incentive Plan participants who transfer between divisions or to / from the Corporate group after the first quarter of the fiscal year will receive the greater of:
a.	The incentive payout they would have received had they not transferred. The calculation will be made at year end using the participant’s old base salary and old target percentage for the business unit in place prior to their transfer; or

b.	A prorated incentive calculated at year-end incorporating the amount of time spent in each division / group during the fiscal year. For time spent prior to the transfer, the calculation will incorporate the participant’s old base salary, old target AIP percentage and the old business unit AIP on a prorated basis. For the time spent subsequent to the transfer, the calculation will incorporate the participant’s new base salary, new target AIP percentage and new business unit AIP on a prorated basis.
CHANGE IN AIP PARTICIPANT PERCENTAGE
A.	If an AIP participant is at a salary and one target % for a portion of the year and is transferred or promoted within the same business unit to a higher target %, the participant will receive the higher salary and target % as of March 31st for the entire year.

B.	If an AIP participant moves to / from a sales incentive plan during the year, the AIP incentive will be calculated on a prorated basis. For time spent in the AIP plan during the year, the participant’s incentive will be calculated using the AIP plan. For time spent in the sales plan during the year, the participant’s incentive will be calculated using the sales plan.

ANNUAL INCENTIVE PLAN FY10
ELIGIBILITY
To be eligible for the plan, the participant must be employed by Exide, in an eligible position before March 1, 2010, performing at a level of “meets” or above and not on a leave of absence at the time of payout. An incentive payout for participants performing below “meets” or on a Performance Improvement Plan must be approved by the EVP Human Resources. Participants who join Exide during the plan year before March 1, 2010 will be eligible for a pro rata portion of their earned payout. Participation in the plan is at the sole discretion of the “Company”. The President and CEO of EXIDE TECHNOLOGIES, at his discretion, may adjust or withhold all or part of a payout to any individual(s). Participants are reviewed and participation is determined on an annual basis. In order to receive the year end payout, participants must be employed by Exide in an eligible position at the time of payout.
LEAVE OF ABSENCE
If an employee was on a leave of absence for more than sixty (60) days during FY10, the incentive will be prorated for the period greater than 60 days the employee was on leave. Prorated incentive payouts must be reviewed and approved by the Senior Director of Human Resources to insure consistency throughout North America and the Vice President of Benefits for Europe. For example, if an employee is on a leave for 90 days during FY10, the employee will receive 11/12’s of their incentive. If an employee is on a Leave of Absence when the incentive payments are paid, the payout will be effective when the employee returns from the leave.
POINTS TO REMEMBER
•	Payout will be after FY10 results have been finalized and audited and approved.

•	Participation is at the discretion of the Company.

•	Participation is determined on an annual basis.

•	The participant must be employed by Exide in an eligible position at the time of payout.

•	The individual must be at or exceed a “meets” performance level to be eligible for a payout and not on a Performance Improvement Plan.

•	Exceptions to this plan and all other rules must be approved by the EVP, Human Resources.

•	AIP payouts are capped at 200% of TARGET.

•	Questions of interpretation and all disputes will be resolved by a committee, consisting of the President and CEO, the EVP and CFO, and the EVP of Global Human Resources and Communication and in certain situations the Compensation Committee of the Exide Board of Directors.